N I S HOLDINGS, CORP




FORM 8-K
(Current report filing)

Filed 10/26/10 for the Period Ending 12/31/10


	Address		6100 Neil Road, Suite 500
				Reno, NV 89511, USA

	Telephone		1-888-777-8777

	CIK			0001366404

	Symbol		NISC

	SIC Code		4812 - Radiotelephone Communications

	Fiscal Year		12/31














UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report (Date of Earliest Event Reported) : October
1, 2010
N I S HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or Other Jurisdiction of Incorporation)
333 - 139640
(Commission File Number)

201507967
(IRS Employer Identification No.)

610 Neil Road, Suite 500, Reno, NV 89511 (Address of principal executives offices, including zip code)
1-888-777-8777
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  ) Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Principal Officers;
Appointment of Principal Officers

On October 1, 2010 the Board of Directors accepted the
resignation of Brian Stewart as President, Secretary,
Treasurer and Director.  Brian has not expressed any
disagreement with the Company.
On October 1, 2010 the Board of Directors made the
following appointments:
*	Cristo Kiltsikis as President;
*	Vassiliki Anagnostou as Secretary and Director; and
*	Albert Ng as Treasurer.

Cristo Kiltsikis holds a MCom in Financial Management
Sciences from the University of Pretoria, South Africa and an M.B.A. from the New York College of Athens, Greece.
Since September 2005, he has been the Co-Founder and CEO of Infinite Data Technology SA, Athens, Greece, a company specializing in online transaction processing for banking institutions and private enterprises.
Vassiliki Anagnostou holds a Degree in European Culture
Studies from the School of Humanities, University of Patras, Greece. His work experience since 2005 includes EU funded projects implementation and management, in the tourism sector.
Albert Ng is a Fellow member of the Association of Chartered Certified Accountant, United Kingdom, and member of the Certified General Accountants Association of British
Columbia, Canada. Since 2005, he has held the positions of Chief Financial Officer of Malaysia-Beijing Holdings Sdn.
Bhd., a private holding company in Kuala Lumpur, Malaysia, and Director of Finance of Nagamas International Berhad, a public company listed on the Kuala Lumpur Stock Exchange of Malaysia.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act
of 1934, as amended, the Registrant has duly caused this
report to be signed on its behalf by the undersigned hereto
duly authorized.
N I S Holdings, Corp
By : /s/ Vassiliki Anagnostou
  Vassiliki Anagnostou
  Secretary and Director
October 26, 2010